-------------------------------------------------------------------------------
As filed with the Securities and Exchange Commission on July 3, 2001
                                               Registration No. 333-
 ------------------------------------------------------------------------------

                              UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                  FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            Sideware Systems Inc.
               ----------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

                           British Columbia, Canada
               ----------------------------------------------
        (State or Other Jurisdiction of Incorporation or Organization)

                                     N.A.
               ----------------------------------------------
                     (I.R.S. Employer Identification No.)

                         1810 Samuel Morse Drive
                      Reston, Virginia 20190 - 5316
               ----------------------------------------------
                  (Address of Principal Executive Offices)

                 Sideware Systems Inc. Stock Option Plan (2001)
               ----------------------------------------------
                           (Full Title of the Plan)

                       National Registered Agents, Inc.
                        1090 Vermont Avenue, Suite 910
                            Washington, D.C. 20005
               ----------------------------------------------
                   (Name and Address of Agent For Service)

                               (202) 371-8090
               ----------------------------------------------
        (Telephone Number, Including Area Code, of Agent For Service)

                     CALCULATION OF REGISTRATION FEE

Title of                Amount          Proposed                Proposed Maximum        Amount Of
Securities To           To Be           Maximum Offering        Aggregate Offering      Registration
Be Registered           Registered      Price Per Share         Price                   Fee
Common Shares,          7,000,000       $1.00                   $7,000,000              $1,750.00
without par value,
subject to
outstanding options


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents are hereby incorporated by reference into this registration statement:

(a) our annual report on Form 10-K for the year ended December 31, 2000, as filed with the Commission on March 23, 2001;

(b) our first amendment to the Form 10-K/A, as filed with the Commission on May 8, 2001;

(c) our second amendment to the Form 10-K/A, as filed with the Commission on June 18, 2001;

(d) our quarterly report on Form 10-Q for the quarterly period ended March 31, 2001, as filed with the Commission on May 14, 2001;

(e) our first amendment to the Form 10-Q/A for the quarterly period ended March 31, 2001, as filed with the Commission on June 18, 2001.

     In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

     Subject to the provisions of the Company Act British Columbia (the "Act"), the directors shall cause the Company to indemnify a director or former director of the Company and the directors may cause the Company to indemnify a director or former director of a corporation of which the Company is or was a shareholder and in either case the heirs and personal representatives of any former director against all costs, charges and expenses, including an amount to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director including any action brought by the Company. Each director on being elected or appointed shall be deemed to have contracted with the Company on the terms of this indemnity.

     Subject to the provisions of the Act, the directors may cause the Company to indemnify any officer, employee or agent of the Company or of a corporation of which the

Company is or was shareholder (notwithstanding that he is also a director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or the corporation. In addition, the Company shall indemnify the Secretary or an Assistant Secretary of the Company (if he shall not be a full-time employee of the Company and notwithstanding that he is also a director) and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the Act or Articles. Each such officer, employee or agent on being elected or appointed shall be deemed to have contracted with the Company on the terms of this indemnity.

     The failure of a director or officer of the Company to comply with the provisions of the Act or of the Memorandum or the Articles of the Company shall not invalidate any indemnity to which he is entitled under the Articles.

     The directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of the Company or as a director, officer, employee or agent of any corporation of which the Company is or was a shareholder and his heirs or personal representatives against any liability incurred by him as a director, officer, employee or agent.

     Effective June 13, 2001 we have entered into indemnity agreements with each of our directors, under which we have agreed to indemnify our directors in respect of all liabilities
(including legal and other professional fees), which our directors may incur as a result of acting as an officer or director of Sideware or any of its subsidiaries. The indemnity agreements do not apply if:

(a) the director was not acting honestly and in good faith with a view to the best interests of Sideware or its subsidiary, as the case may be; or

(b) in the case of a criminal or administrative action or proceeding, the director did not have reasonable grounds for believing that his conduct was lawful.

Under the indemnity agreements we are also required to pay any costs incurred by the directors in defending any proceedings brought against them, and we can be required to pay reasonably anticipated defence costs in advance.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits.

         The Exhibits to this registration statement are listed in the Index to Exhibits on page 5.

Item 9.  Undertakings.

(a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i)     To include any prospectus required by section
              10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
              Statement or any material change to such information in the Registration Statement.

        (2)	That, for the purpose of determining any liability
        under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             Exhibit Index

Exhibit Number            Exhibit
Exhibit
4.1             Sideware Systems Inc. Stock Option Plan (2001)
5.1             Opinion of Miller Thomson, Barristers & Solicitors
23.1            Consent of KPMG LLP



				SIGNATURES

In accordance with the requirements of the Securities
Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Vancouver, British Columbia, on July 3, 2001

                                SIDEWARE SYSTEMS INC.
                                By:

                                "Grant Sutherland"
                                -----------------------------
                                W. Grant Sutherland
                                Director


                       POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes W. Grant Sutherland, as attorney-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE               TITLE                           DATE

"Grant Sutherland"      Director                         July 3, 2001
-------------------
W. Grant Sutherland



"James Speros"          Director, President,             July 3, 2001
-------------------     Chief Executive Officer
James L. Speros

"Edward White"          Director                         July 3, 2001
-------------------
Edward A. White

"Peter Kozicki"         Director                         July 3, 2001
-------------------
Peter Kozicki

"Kenneth Thornton"      Director,                        July 3, 2001
-------------------     Chairman of the Board
Kenneth Thornton        of Directors

"Stewart Walchli"       Chief Financial Officer          July 3, 2001
-------------------     Principal Financial Officer
Stewart Walchli	        Principal Accounting Officer


